UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2026

TERRESTRIAL ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42252	98-1785406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2730 W. Tyvola Road, Suite 100

Charlotte, NC 28217

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (646) 687-8212

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IMSR	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one Common Stock at a price of $11.50 per share	IMSRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officer Employment Agreements

On April 16, 2026, Terrestrial Energy Inc. (the “Company”), through certain wholly owned subsidiaries, entered into new employment agreements with certain of its executive officers. Such new employment agreements replace the prior agreements in place with each officer.

Brian Thrasher

Brian Thrasher, the Company’s Chief Financial Officer, entered into an employment agreement with Terrestrial Energy Development, Inc. (“TEDI”) on April 16, 2026 (the “Thrasher Employment Agreement”). Under the Thrasher Employment Agreement, Mr. Thrasher is entitled to certain compensation and benefits, including (i) an annual base salary of $350,000, as may be adjusted from time to time by the Board, (ii) eligibility for an annual bonus as may be awarded by the Company’s Board of Directors (the “Board”) or the Compensation Committee of the Board (the “Compensation Committee”), with a target opportunity of 43% of his base salary, and (iii) eligibility to receive equity awards as may be awarded by the Board or the Compensation Committee under the Company’s 2025 Equity Incentive Plan (the “2025 Plan”).

If Mr. Thrasher’s employment is terminated by Mr. Thrasher, Mr. Thrasher will be entitled to any salary and annual bonus earned and unpaid through the termination date. If Mr. Thrasher’s employment is terminated by TEDI for “Cause” (as defined in the Thrasher Employment Agreement”), Mr. Thrasher will be entitled to any salary through the termination date. If Mr. Thrasher’s employment is terminated by the Company without “Cause”, he is entitled to the following severance, subject to his execution of a release of all claims against TEDI and related persons and continued compliance with certain restrictive covenants: (i) continued payment of his base salary for 6 months following his termination (such 6-month period, the “Severance Period”); (ii) payment of the pro rata amount, if any, of any annual bonus for the year in which the termination occurs that he would have earned, determined by the number of days in he was employed by TEDI during the year of his termination; (iii) accelerated vesting of any time-based vesting equity awards that are scheduled to vest in the six (6)-month following the termination date; and (iv) reimbursement of the monthly premium for coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) until the earliest to occur of the end of the Severance Period, the date on which Mr. Thrasher is no longer eligible for COBRA coverage, or the date on which Mr. Thrasher becomes eligible to participate in another group health plan. The Thrasher Employment Agreement contains certain restrictive covenants, including non-competition and non-solicitation covenants effective during the Severance Period.

William Smith

William Smith, the Company’s Chief Operating Officer, and Terrestrial Energy (Ontario) Inc. (“TEON”) entered into an employment agreement on April 16, 2026 (the “Smith Employment Agreement”). Under the Smith Employment Agreement, Mr. Smith is entitled to certain compensation and benefits, including (i) an annual base salary of $330,000, as may be adjusted from time to time by the Board, (ii) eligibility for an annual bonus as may be awarded by the Board or the Compensation Committee, with a target opportunity of 20% of base salary, and (iii) eligibility to receive equity awards as may be awarded by the Board or the Compensation Committee under the 2025 Plan.

The Smith Employment Agreement provides for severance in connection with a termination by Mr. Smith or by TEON for and without “Cause” on identical terms as those described in the description of the Thrasher Employment Agreement as described above, with the exception that the Smith Employment Agreement does not provide for COBRA reimbursements and provides for continuation of Executive's benefits during the Canadian Employment Standards Act notice period, followed by continuation of group health and dental benefits until the earlier of (i) six months following the Termination Date or (ii) the date Executive becomes eligible for group health benefits under another employer's plan. The Smith Employment Agreement contains certain restrictive covenants, including non-competition and non-solicitation covenants effective for 6 months following termination of employment.

David LeBlanc

David LeBlanc, the Company’s Chief Technology Officer and member of the Board, and TEON entered into an employment agreement on April 16, 2026 (the “LeBlanc Employment Agreement”). Under the LeBlanc Employment Agreement, Mr. LeBlanc is entitled to certain compensation and benefits, including (i) an annual base salary of $250,000, (ii) eligibility for an annual bonus as may be awarded by the Board or the Compensation Committee, with a target opportunity of 20% of base salary, and (iii) eligibility to receive equity awards as may be awarded by the Board or the Compensation Committee under the 2025 Plan.

The LeBlanc Employment Agreement provides for severance in connection with a termination by Mr. LeBlanc or by TEON for or without “Cause” on identical terms as those described in the description of the Smith Employment Agreement as described above. The LeBlanc Employment Agreement contains certain restrictive covenants, including non-competition and non-solicitation covenants effective for 6 months following termination of employment.

The Thrasher Employment Agreement, Smith Employment Agreement, and LeBlanc Employment Agreement are attached as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The description of the terms of the Thrasher Employment Agreement, Smith Employment Agreement, and LeBlanc Employment Agreement are not intended to be complete and are qualified in their entirety by reference to such exhibits.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description
10.1	Employment Agreement, dated April 16, 2026, by and between Terrestrial Energy Development, Inc. and Brian Thrasher
10.2	Employment Agreement, dated April 16, 2026, by and between Terrestrial Energy (Ontario) Inc. and William Smith
10.3	Employment Agreement, dated April 16, 2026, by and between Terrestrial Energy (Ontario) Inc. and David LeBlanc
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2026	TERRESTRIAL ENERGY INC.

	By:	/s/ Brian Thrasher
	Name:	Brian Thrasher
	Title:	Chief Financial Officer